AMENDMENT NO. 6
TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

This Amendment No. 6 to the Amended and Restated Master Trust Agreement (this “Amendment No. 6) is entered into as of December 12, 2016 (the “Amendment No. 6 Effective Date”), by and between Wal-Mart Stores, Inc. (“Walmart”) located at 702 SW 8th Street, Bentonville, Arkansas 72716 on the one hand, and MoneyGram Payment Systems, Inc. (“MoneyGram”), a Delaware corporation with a place of business at 2828 N. Harwood, Dallas, TX 75201.

RECITALS:
WHEREAS, the Parties on or about February 1, 2016, entered into that certain Amended And Restated Master Trust Agreement (“Agreement”) pursuant to which, among other things, MoneyGram agreed to offer certain Services at certain Walmart locations, and Walmart agreed to act as MoneyGram’s agent in providing such Services at such locations;

NOW THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which each Party hereby acknowledges, the Parties hereby agree as follows:

1.	Except as otherwise indicated, capitalized terms used in this Amendment No. 6 have the same meanings as in the Agreement.

2.	Except as specifically amended hereby, the Agreement remains in full force and effect in accordance with the terms thereof.

3.	If there is any inconsistency between the terms of this Amendment No. 6 and the Agreement, the terms of Amendment No. 6 will govern.

4.	The following paragraph shall be added as a second paragraph to Section N(ii) of Attachment C:

Notwithstanding the above, for the 2016 Contract Year which ends on February 1, 2017, the Parties acknowledge that MoneyGram has only spent [*] of the IGD Allowance. The remaining balance of [*] (the “Rollover IGD Allowance”) shall be rolled over to and added to the IDG Allowance for Contract Year 2017 which shall commence on February 1, 2017 and end on January 31, 2018. MoneyGram shall expend the Rollover IGD Allowance for mutually agreeable endeavors during Contract Year 2017 and shall pay any unused portion of the Rollover IGD Allowance to Walmart within 30 days following the end of Contract Year 2017.

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1 The appearance of [*] denotes confidential information that has been omitted from this Exhibit 10.13 and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Amendment No. 6 is entered into by and among MoneyGram and Walmart as of the Amendment No. 6 Effective Date.

WAL-MART STORES, INC.	MONEYGRAM PAYMENT SYSTEMS, INC.
By: /s/ Daniel J. Eckert	By: /s/ W. Alexander Holmes
Name: Daniel J. Eckert	Name: W. Alexander Holmes
Title: Senior Vice President, Walmart Services Date: 2/20/2017	Title: Chief Executive Officer Date: 2/6/2017